EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Equicap, Inc. on Form 10-KSB for the fiscal year ended June 30, 2008 as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), I, Jason Lu, the Chief Executive Officer, certify pursuant to 18 C.F.R. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: September 26, 2008

By:	/s/ Jason Lu
Chief Executive Officer

This Certification is being furnished solely to accompany the Report pursuant to 18 C.F.R. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act 2002, and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Act 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 has been provided to Equicap, Inc. and will be retained by Equicap, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.